Exhibit 3.1

Companies (Jersey) Law 1991

Company Limited by Shares

Adopted by special resolution on                2020

MEMORANDUM OF ASSOCIATION

OF

ATOTECH PLC

Companies (Jersey) Law 1991

Company Limited by Shares

Memorandum of Association

of

ATOTECH PLC

Registered company number 127906

1.	The name of the Company is ATOTECH PLC.

2.	The Company is a public company limited by shares.

3.	The Company is a par value company.

4.	The Company has unrestricted corporate capacity.

5.	The liability of each member arising from his or her holding of a share is limited to the amount (if any) unpaid on it.

6.	The share capital of the Company is $1,000,000,000.00 divided into 10,000,000,000 shares of $0.10 each.

1

Companies (Jersey) Law 1991

Company Limited by Shares

Adopted by special resolution of the members dated              2020

AMENDED & RESTATED

ARTICLES OF ASSOCIATION

OF

ATOTECH LIMITED

CONTENTS

1 Definitions, interpretation and exclusion of Standard Table	1
Definitions	1
Interpretation	4
Exclusion of Standard Table	5

2 Shares	5
Power to issue Shares and options, with or without special rights	5
Power to issue fractions of a Share	6
Trusts not recognised	6
Power to vary rights attaching to Shares	6
Effect of new Share issue on existing class rights	7
Capital contributions without issue of further Shares	7
Limit on the number of joint holders	7
Treasury Shares	7
Branch register	7

3 Ordinary Shares	7

4 Share certificates	8
Issue of share certificates	8
Renewal of lost or damaged share certificates	8

5 Preference Shares	10

6 Lien on Shares	11
Nature and scope of lien	11
Company may sell Shares to satisfy lien	12
Authority to execute instrument of transfer	12
Consequences of sale of Shares to satisfy lien	12
Application of proceeds of sale	13

7 Calls on Shares and forfeiture	13
Power to make calls and effect of calls	13
Time when call made	13
Liability of joint holders	13
Interest on unpaid calls	14
Deemed calls	14
Power to accept early payment	14
Power to make different arrangements at time of issue of Shares	14
Notice of default	14
Forfeiture or surrender of Shares	15
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	15
Effect of forfeiture or surrender on former Member	15
Evidence of forfeiture or surrender	16
Sale of forfeited or surrendered Shares	16

8 Transfer of shares	16
Form of transfer	16

Power to refuse registration	17
Notice of refusal to register	17
Power to suspend registration	17
Fee, if any, payable for registration	17
Company may retain instrument of transfer	17
Transfer to branch register	17

9 Commission on Sale of Shares	17

10 Transmission of Shares	18
Persons entitled on death of a Member	18
Registration of transfer of a Share following death or bankruptcy	18
Indemnity	19
Rights of person entitled to a Share following death or bankruptcy	19

11 Alteration of capital	19
Increasing, consolidating, converting, dividing and cancelling share capital	19
Reducing share capital	20
Sale of fractions of Shares	20

12 Closing Register of Members or Fixing Record Date	20

13 Redemption and purchase of Shares	21
Power to issue redeemable Shares and to purchase Shares	21
Power to pay for redemption or purchase in cash or in specie	21
Effect of redemption or purchase of a Share	21

14 Meetings of members	22
Power to call meetings	22
Annual general meetings	23
Content of notice	23
Period of notice	23
Persons entitled to receive notice	24
Publication of notice on a website	24
Time a website notice is deemed to be given	24
Required duration of publication on a website	25
Accidental omission to give notice or non-receipt of notice	25

15 Proceedings at meetings of Members	26
Quorum	26
Use of technology	26
Chairman	26
Right of a Director or auditor’s representative to attend and speak	27
Adjournment	27
Method of voting	27
Outcome of vote by show of hands	27
Withdrawal of demand for a poll	28
Taking of a poll	28
Chairman’s casting vote	28
Amendments to resolutions	28
Written resolutions	29

16 Voting rights of members	30
Right to vote	30
Rights of joint holders	30
Representation of corporate Members	30
Member with mental disorder	31
Objections to admissibility of votes	31
Form of proxy	31
How and when proxy is to be delivered	32
Voting by proxy	33

17 Clearing Houses	33

18 Directors	33

19 Appointment, disqualification and removal of Directors	34
First Directors	34
No age limit	34
No corporate Directors	34
No shareholding qualification	34
Appointment of Directors	34
Removal of Directors	35
Filling of vacancies	35
Resignation of Directors	36
Corporate governance policies	36

20 Disqualification and termination of Directors	36

21 Alternate Directors	37
Appointment and removal	37
Notices	37
Rights of alternate Director	37
Appointment ceases when the appointor ceases to be a Director	38

22 Powers of Directors	38
Powers of Directors	38
Appointments to office	38
Directors’ fees and expenses	39

23 Delegation of powers	39
Power to delegate any of the Directors’ powers to a committee	39
Power to appoint an agent of the Company	40
Power to appoint an attorney or authorised signatory of the Company	40

24 Meetings of Directors	41
Regulation of Directors’ meetings	41
Calling meetings	41
Use of technology	41
Quorum	42
Voting	42

Validity	42
Recording of dissent	42
Written resolutions	42

25 Permissible Directors’ interests and disclosure	43

26 Minutes	45

27 Accounts and audits	46
Accounting and other records	46
No automatic right of inspection	46
Sending of accounts and reports	46
Time of receipt if documents are published on a website	46
Validity despite accidental error in publication on website	47
When accounts are to be audited	47

28 Audit	47

29 Record dates	47

30 Dividends	48
Declaration of dividends by Members	48
Payment of interim dividends by Directors	48
Apportionment of dividends	48
Right of set off	49
Power to pay other than in cash	49
How payments may be made	49
Dividends or other monies not to bear interest in absence of special rights	50
Dividends unable to be paid or unclaimed	50

31 Capitalisation of profits	50
Capitalisation of profits or of any share premium account or capital redemption reserve	50
Applying an amount for the benefit of members	50

32 Seal	51
Company seal	51
Official seal	51
When and how seal is to be used	51
If no seal is adopted or used	51
Power to allow non-manual signatures and facsimile printing of seal	51
Validity of execution	52

33 Officers	52

34 Register of Directors and Officers	52

35 Indemnity	52
Indemnity	52
Release	53
Insurance	53

36 Notices	54
Form of notices	54
Signatures	54

Evidence of transmission	55
Delivery of notices	55
Giving notice to a deceased or bankrupt Member	55
Saving provisions	55

37 Authentication of Electronic Records	56
Application of Articles	56
Authentication of documents sent by Members by Electronic means	56
Authentication of document sent by the Secretary or Officers by Electronic means	56
Manner of signing	57
Saving provision	57

38 Information	57

39 Winding up	58
Distribution of assets in specie	58
No obligation to accept liability	58

Companies (Jersey) Law 1991

Company Limited by Shares

Articles of Association

of

Atotech Limited

1	Definitions, interpretation and exclusion of Standard Table

Definitions

1.1	In these Articles, the following definitions apply:

Affiliate means:

(a)

in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by such person or any of the foregoing, and

(b)

in the case of a corporation, partnership or other entity or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

The term control shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity; provided that the Company and its Subsidiaries shall not be considered Affiliates of the Carlyle Shareholders.

Articles means, as appropriate:

(a)	these Articles of Association as amended from time to time; or

(b)	two or more particular Articles of these Articles;

and Article refers to a particular Article of these Articles;

Business Day means a day, excluding Saturdays or Sundays, on which banks in New York, New York, United States of America and in the Island are open for general banking business throughout their normal business hours;

Carlyle Shareholder Designee means an individual elected to the board of Directors that has been nominated by the Carlyle Shareholders pursuant to the Shareholders Agreement;

Carlyle Shareholders means the Carlyle Stockholders, as such term is defined in the Shareholders Agreement;

Certificated Shares means a Share that is not an Uncertificated Share and references in these Articles to a Share being held in certificated form shall be construed accordingly;

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is deemed to be received; and

(b)	the day for which it is given or on which it is to take effect;

Commission means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

Company means the above-named company;

Company’s Website means the website of the Company, the address or domain name of which has been notified to Members;

Controlled Company has the meaning given to it in the rules of the Designated Stock Exchange;

Default Rate means 3% (three per cent) per annum over the base rate of the Bank of England from time to time;

Designated Stock Exchange means the New York Stock Exchange or any other stock exchange or automated quotation system on which the Company’s securities are then traded provided that it is approved for the purposes of the Order;

Directors means the directors of the Company for the time being, or as the case may be, the Directors assembled as a board or as a committee thereof;

Electronic has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

electronic communication means electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than a majority vote of the Directors;

Electronic Record has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

Electronic Signature has the meaning given to that term in the Electronic Communications (Jersey) Law 2000;

Exchange Act means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Fully Paid and paid up means that the agreed issue price for a Share has been fully paid or credited as paid in money or money’s worth;

Island means Jersey, Channel Islands;

Law means the Companies (Jersey) Law 1991;

Market Price means for any given day, the price quoted in respect of the Ordinary Shares on the Designated Stock Exchange of the close of trading on such day, or if such day is not a date on which the Designated Stock Exchange is open, then the close of trading on the previous trading day;

Member means any person or persons entered on the register of members from time to time as the holder of a Share;

Memorandum means the Memorandum of Association of the Company as amended from time to time;

Officer means a person appointed to hold an office in the Company; and the expression includes a Director, alternate director or liquidator, but does not include the Secretary;

Order means the Companies (Transfers of Shares – Exemptions) (Jersey) Order 2014;

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote. The expression also includes a written resolution signed by or on behalf of a simple majority of the Members who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting;

Ordinary Shares means an Ordinary Share in the capital of the Company of $0.10 par value designated as Ordinary Shares, and having the rights provided for in these Articles;

PDF means Portable Document Format;

Preference Shares means the preference shares in the capital of the Company of $0.10 par value designated as Preference Shares and having the rights provided for in these Articles;

Register of Members means the register maintained by the Company in accordance with Article 41 of the Law or any modification or re-enactment thereof for the time being in force;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

Share means a share in the share capital of the Company; and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share;

Shareholders Agreement means the Principal Stockholders Agreement to be entered into by and among the Company and the Carlyle Shareholders, as amended from time to time;

signed means a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

Special Resolution has the meaning given to that term in the Law. The expression also includes a written resolution signed by or on behalf of the requisite majority of Members required for the passing of a Special Resolution who, at the date when the resolution is deemed to be passed, would be entitled to vote on the resolution if it were proposed at a meeting;

subsidiary has the meaning given to that term in Article 2 of the Law; and

Uncertificated Share means a Share which is recorded on the register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Island as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute;

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity;

(c)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders;

(d)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency;

(e)	Where a word or phrase is given a defined meaning, another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning;

(f)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located;

(g)

The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied; and

(h)	The words including, include and in particular or any similar expression are to be construed without limitation.

Exclusion of Standard Table

1.3

The regulations contained in the Standard Table adopted pursuant to the Companies (Standard Table) (Jersey) Order 1992 and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1

The Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares of the Company to such persons at such times and on such terms and conditions as they may decide.

2.2	Without limitation to the preceding Article and subject to Article 5 with regards to Preference Shares, the Directors may so deal with the unissued Shares of the Company:

(a)	at an issue price determined by the Directors;

(b)

with the sanction of an Ordinary Resolution (other than in respect of Preference Shares pursuant to Article 5), with preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise;

(c)	without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

2.3	The Company shall not issue Shares in bearer form and shall only issue Shares as fully paid.

Power to issue fractions of a Share

2.4

Subject to the Law, the Company may issue fractions of a Share of any class. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Trusts not recognised

2.5	Except as required by law:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Power to vary rights attaching to Shares

2.6

If at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class, including any series of Preference Shares which shall each be treated as a class, (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of these Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

2.7

For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

2.8

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares, including any Preference Shares, ranking in priority to or pari passu therewith.

Effect of new Share issue on existing class rights

2.9

Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.10

With the consent of a Member, the Directors may accept a voluntary contribution from that Member without issuing Shares in return. If the Directors agree to accept a voluntary contribution from a Member, the Directors shall resolve whether that contribution shall be treated as an addition to the capital account of the Company or to a general reserve of the Company (it being understood that the contribution is not provided by way of loan).

Limit on the number of joint holders

2.11	In respect of a Share, the Company shall not be required to enter the names of more than four joint holders in the register of members of the Company.

2.12	If two or more persons are registered as joint holders of a Share, then any one of those joint holders may give effectual receipts for moneys payable in respect of that Share.

Treasury Shares

2.13

From time to time, the Company may hold its own Shares as treasury shares and the Directors may sell, transfer or cancel any treasury shares in accordance with the Law. For the avoidance of doubt, the Company shall not be entitled to vote or receive any distributions in respect of any treasury shares held by it.

Branch register

2.14

Subject to and to the extent permitted by the Law and rules of the Designated Stock Exchange, the Company, or the Directors on behalf of the Company, may cause to be kept and maintained in any country, territory or place, a branch register of Members resident in such country, territory or place and all or any of its other Members and the Directors may make and vary such regulations as they may think fit regarding the keeping of any such branch register.

3	Ordinary Shares

3.1	The holders of the Ordinary Shares shall be entitled:

(a)	to any return of capital and distributions in accordance with the relevant provisions of these Articles;

(b)	to and are subject to the provisions in relation to winding up of the Company provided for in these Articles; and

(c)

to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in the name of such holder in the Register of Members, both in accordance with the relevant provisions of these Articles.

3.2	All Ordinary Shares shall rank pari passu with each other in all respects.

4	Share certificates

Issue of share certificates

4.1	Upon being entered in the register of members as the holder of a Certificated Share, a Member shall be entitled:

(a)

without payment, to one certificate for all the Certificated Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Certificated Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, to several certificates each for one or more of that Member’s Certificated Shares.

4.2

Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

4.3

The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

4.4

All certificates for Shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member’s registered address as appearing in the Register of Members. Every share certificate sent in accordance with these Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

Renewal of lost or damaged share certificates

4.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4.6

The Directors may permit the holding of Shares or any class of Shares in uncertificated form and the transfer of title to Shares in that class by means of the Designated Stock Exchange and may determine that any class of Shares shall cease to be uncertificated. Subject to the Law and the Order, the Directors may lay down regulations not included in these Articles which (in addition to, or in substitution for, any provisions in these Articles):

(a)	apply to the issue, holding or transfer of Shares in uncertificated form and/or the exercise of any rights in respect of or in connection with such Shares;

(b)	set out (where appropriate) the procedures for conversion and/or redemption of Shares in uncertificated form; and/or

(c)	the Directors consider necessary or desirable in connection with the holding of Shares in uncertificated form.

4.7

Shares in the capital of the Company that fall within a certain class shall not form a separate class of Shares from other Shares in that class because any Share in that class is held in uncertificated form and subject to the Order.

4.8

Where any class of Shares is subject to the Order and the Company is entitled under any provision of the Law or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a Share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Law, these Articles and the facilities and requirements of the Designated Stock Exchange:

(a)

to require the holder of that Uncertificated Share by notice to change (or require the competent authority (as defined in the Order) to change or instruct the change of) that Share into certificated form within the period specified in the notice and to hold that Share in certificated form so long as required by the Company;

(b)

to require the holder of that Uncertificated Share by notice to give any instructions necessary to transfer title to that Share by means of the Designated Stock Exchange within the period specified in the notice;

(c)

to require the holder of that Uncertificated Share by notice to appoint any person to take any step, including, without limitation, the giving of any instructions by means of the Designated Stock Exchange, necessary to transfer that share within the period specified in the notice;

(d)

to require the competent authority to take all such actions as the Company may be entitled to require the competent authority (as defined in the Order) to take with a view to converting that Uncertificated Share into certificated form; and

(e)

to take any action that the Directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that Share, or otherwise to enforce a lien in respect of that Share.

5	Preference Shares

5.1

Preference Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Directors as hereinafter provided.

5.2

Authority is hereby granted to the Directors, subject to the provisions of the Memorandum, these Articles and applicable law, to create one or more series of Preference Shares and, with respect to each such series, to fix by resolution or resolutions, without any further vote or action by the Members of the Company providing for the issue of such series:

(a)	the number of Preference Shares to constitute such series and the distinctive designation thereof;

(b)

the dividend rate on the Preference Shares of such series, the dividend payment dates, the periods in respect of which dividends are payable (Dividend Periods), whether such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c)

whether the Preference Shares of such series shall be convertible into, or exchangeable for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(d)

subject to Articles 2.6 to 2.8 whether the Preference Shares of such series rank in priority to, pari passu with or are subordinated to any other Preference Share or any other class or classes of Share with regards to any dividends or any other rights attaching to any Shares;

(e)	the preferences, if any, and the amounts thereof, which the Preference Shares of such series shall be entitled to receive upon the winding up of the Company;

(f)	the voting power, if any, of the Preference Shares of such series;

(g)	transfer restrictions and rights of first refusal with respect to the Preference Shares of such series; and

(h)	such other terms, conditions, special rights and provisions as may seem advisable to the Directors.

5.3

Notwithstanding the fixing of the number of Preference Shares constituting a particular series upon the issuance thereof, the Directors at any time thereafter may authorise the issuance of additional Preference Shares of the same series subject always to the Law and the Memorandum.

5.4

No dividend shall be declared and set apart for payment on any series of Preference Shares in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preference Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends rateably in accordance with the sums which would be payable on the said Preference Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

5.5

If, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preference Shares which (a) are entitled to a preference over the holders of the Ordinary Shares upon such winding up and (b) rank equally in connection with any such distribution shall be insufficient to pay in full the preferential amount to which the holders of such Preference Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preference Shares rateably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

6	Lien on Shares

Nature and scope of lien

6.1

The Company has a first and paramount lien on all Shares (which are not Fully Paid) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those moneys are presently payable.

6.2	At any time the Directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

6.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)

the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within 14 Clear Days after that notice is deemed to be given under these Articles.

6.4	The Shares may be sold in such manner as the Directors determine.

6.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

6.6

To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

6.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of members as the holder of those Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate for those Shares.

Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

6.8

The net proceeds of the sale, after payment of the costs and expenses related thereto, shall be applied in payment of so much of the sum for which the lien exists as is then-presently payable. Any residue shall be paid to the person whose Shares have been sold:

(a)	if no certificate for the Shares was issued, at the date of the sale; or

(b)	if a certificate for the Shares was issued, upon surrender to the Company of that certificate for cancellation,

but, in either case, subject to the Company retaining a like lien for all sums not then-presently payable as existed on the Shares before the sale.

7	Calls on Shares and forfeiture

Power to make calls and effect of calls

7.1

Subject to the terms of allotment, the Directors may make calls on the Members in respect of any moneys unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

7.2

Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

7.3

A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

7.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

7.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

7.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

7.7

Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

7.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

7.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

7.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

7.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

7.12

If the notice under the preceding Article is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Directors may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

7.13

A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

7.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

7.15

Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those moneys before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

7.16

A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company; and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

7.17

Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

8	Transfer of shares

Form of transfer

8.1

Subject to the following Articles, the Order, the rules and regulations of a Designated Stock Exchange or any relevant securities laws, any Member may transfer Shares to another person by completing an instrument of transfer, in a common form or in a form prescribed by a Designated Stock Exchange or in any other form approved by the Directors, executed under hand or if the transferor or transferee is a clearing house or its nominee(s), by hand or machine imprinted signature or by such other manner of execution as the Directors may approve from time to time.

8.2

The instrument of transfer shall be executed by or on behalf of the transferor. Without prejudice to the last proceeding Article, the Directors may also resolve, either generally or in any particular case, upon request by the transferor or transferee to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered into the Register of Members in respect thereof.

8.3	The Directors may decline to recognise any instrument of transfer in respect of a Certificated Share unless:

(a)	the instrument of transfer is in respect of only one class of Share;

(b)

the instrument of transfer is lodged at the Registered Office or such other place as the Register of Members (or any branch register thereof) is kept in accordance with the Law accompanied by the relevant share certificate(s) (if any) or such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so); and

(c)	the instrument of transfer is duly and properly signed and endorsed or accompanied by the share certificate(s) in respect of the relevant Share(s) or an indemnity.

Power to refuse registration

8.4

The Directors may refuse to register the transfer of a Share to any person. They may do so in their absolute discretion, without giving any reason for their refusal, and irrespective of whether the Share is Fully Paid or the Company has no lien over it.

Notice of refusal to register

8.5

If the Directors refuse to register a transfer of a Share, they must send notice of their refusal to the existing Member within two months after the date on which the transfer was lodged with the Company.

Power to suspend registration

8.6	The Directors may suspend registration of the transfer of Shares at such times and for such periods (not exceeding 30 days in any calendar year) as they determine.

Fee, if any, payable for registration

8.7	If the Directors so decide, the Company may charge a reasonable fee for the registration of any instrument of transfer or other document relating to the title to a Share.

Company may retain instrument of transfer

8.8

The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

Transfer to branch register

8.9

The Directors in so far as permitted by any applicable law and rules of the Designated Stock Exchange may, in their absolute discretion, at any time and from time to time transfer any Share upon the Register of Members to any branch register or any Share on any branch register to the Register of Members or any other branch register. In the event of such transfer, the Member requesting such transfer shall bear the cost of effecting such transfer unless the Directors otherwise determine.

9	Commission on Sale of Shares

The Company may, in so far as the Law permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally)

or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

10	Transmission of Shares

Persons entitled on death of a Member

10.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

10.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

10.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

10.4	That person must produce such evidence of his entitlement as the Directors may properly require.

10.5

If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

10.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

10.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

10.8

The Directors may require a person registered as a Member by reason of the death or bankruptcy of another Member to indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

10.9

A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

11	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

11.1	To the fullest extent permitted by the Law, the Company may by Special Resolution do any of the following (and amend its Memorandum and its Articles for that purpose):

(a)	increase its share capital in the manner prescribed by the resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid up Shares into stock, and reconvert that stock into paid up Shares of any denomination;

(d)

sub-divide its Shares or any of them, including, in respect of any sub-division, so that the proportion between the amount paid and the amount, if any, unpaid on each sub-divided Share shall be the same as it was in case of the Share from which the sub-divided Share is derived; and the resolution may determine that, as between the Shares resulting from the sub-division, one or more of the Shares may, as compared with the others, have such preferred, deferred or other special rights, or be subject to such restrictions as the Company has power to attach to unissued or new Shares;

(e)	divide Shares into multiple classes;

(f)

cancel Shares which, at the date of the passing of the resolution to cancel them, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided; or

(g)

convert all or any of the Shares denominated in a particular currency into Shares denominated in a different currency, the conversion being effected at the rate of exchange (calculated to not less than three significant figures) current at the date of the resolution being a time within 40 days before the conversion takes effect.

11.2

All new Shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

Reducing share capital

11.3	Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

Sale of fractions of Shares

11.4

Whenever, as a result of a consolidation or division of Shares, any Members would become entitled to fractions of a Share, the Directors may, in their absolute discretion, on behalf of those Members, sell the Shares representing the fractions for (i) the Market Price on the date of such consolidation or division, in the case of any shares listed on a Designated Stock Exchange, and (ii) the best price reasonably obtainable by the Company, in the case of any shares not listed on a Designated Stock Exchange, and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

12	Closing Register of Members or Fixing Record Date

12.1

The Directors shall prepare, or cause to be prepared, at least ten (10) days before every general meeting, a complete list of the Members entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

12.2

The Directors, in accordance with the Law, may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, attend or to vote at a meeting of the Members or any adjournment thereof, or for the purpose of determining those Members that are entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

12.3

If no record date is fixed for the determination of Members entitled to receive notice of, attend or to vote at a meeting of Members or those Members that are entitled to receive payment of a Dividend or other distribution, the record date for such determination of Members shall be, subject to the Law, at the close of business on the Business Day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

13	Redemption and purchase of Shares

Power to issue redeemable Shares and to purchase Shares

13.1	Subject to the Law, and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may by its Directors:

(a)

issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)

convert existing non-redeemable limited shares, whether issued or not, into Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the conversion of those Shares; and

(c)	purchase all or any Shares of any class including any redeemable Shares.

The Company may hold Shares acquired by way of purchase or redemption in treasury in a manner authorised by the Law.

The Company may make a payment in respect of the redemption or purchase of Shares in any manner authorised by the Law, including out of capital and otherwise than out of its profits or the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

13.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one way and partly in the other way).

Effect of redemption or purchase of a Share

13.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of members with respect to the Share; and

(c)	the Share shall be cancelled or become a treasury share.

For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

14	Meetings of members

Power to call meetings

14.1	The Directors may call a general meeting at any time.

14.2

If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

14.3	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

14.4	The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.

14.5	The requisition must also:

(a)	specify the objects of the meeting;

(b)	be signed by or on behalf of the requisitioners. The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be deposited at the Company’s registered office in accordance with the notice provisions.

14.6

Should the Directors fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 2 months of that date, the requisitioners or any of them representing more than one half of the total voting rights of all of them, may call a general meeting to be held within three months from that date.

14.7

Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

14.8	If the Members call a meeting under the above Articles, the Company shall reimburse their reasonable expenses.

Annual general meetings

14.9

Subject to Article 14.10, the Company shall hold annual general meetings unless otherwise dispensed with in accordance with the Law. The first annual general meeting shall be held within a period of 18 months of the Company’s incorporation and thereafter at least once in every calendar year. Not more than 18 months may elapse between one annual general meeting and the next.

14.10

For so long as the Company’s securities are traded on a Designated Stock Exchange, the Company shall in each year hold a general meeting as its annual general meeting at such time and place as may be determined by the Directors.

Content of notice

14.11	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the time of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to Article 14.11(d) and 14.21, the general nature of the business to be transacted;

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution; and

(e)	in the case of an annual general meeting, that the meeting is an annual general meeting.

14.12	In each notice, there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxy need not be a Member.

Period of notice

14.13

A general meeting, including an annual general meeting, shall be called by at least 14 Clear Days’ notice (but not more than 60 calendar days’ notice). A meeting, however, may be called on shorter notice if it is so agreed:

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at that meeting; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at that meeting, being a majority together holding not less than:

(i)	95% where a Special Resolution is to be considered; or

(ii)	90% for all other meetings,

of the total voting rights of the Members who have that right.

Persons entitled to receive notice

14.14	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors;

(d)	the Company’s auditor (if any); and

(e)	persons entitled to vote in respect of a Share in consequence of the incapacity of a Member.

Publication of notice on a website

14.15	Subject to the Law, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the address of the website;

(c)	the place on the website where the notice may be accessed;

(d)	how it may be accessed; and

(e)	the place, date and time of the general meeting.

14.16

If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member in writing or by any other means permitted by these Articles but this will not affect when that Member is deemed to have been given notice of the meeting.

Time a website notice is deemed to be given

14.17	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

14.18

Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

14.19	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting or an instrument of proxy to any person entitled to notice; or

(b)	non-receipt of notice of the meeting or an instrument of proxy by any person entitled to notice.

14.20	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for only part of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

14.21	Notwithstanding any provision of these Articles to the contrary, the Carlyle Shareholders shall have the respective rights set forth in the Shareholders Agreement.

14.22

The Directors will ensure that the Carlyle Shareholder Designees nominated in accordance with Article 14.21 are included in the notice of meeting for the next available annual general meeting or any extraordinary general meeting at which Directors are to be elected, noting that a general meeting will only be the next available annual general meeting if the advance notice requirements of these Articles can be complied with.

14.23	Subject to Article 14.21, the Company may by Ordinary Resolution appoint any person to be a Director.

14.24

Subject to these Articles, a Director shall hold office until the expiry of his or her term as contemplated by Article 16.2 or, until such time as he or she vacates office in accordance with Article 19.1.

14.25

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Article. If the chairman of an annual general meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. This Article 14 shall not apply to any nomination of a Director in an election in which only the holders of one or more series of Preference Shares of the Company are entitled to vote (unless otherwise provided in the terms of such series of Preference Shares).

15	Proceedings at meetings of Members

Quorum

15.1

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Members holding in aggregate not less than a simple majority of all voting share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum, provided that:

(a)

for so long as the Company is a Controlled Company, a general meeting shall not be quorate unless the Carlyle Shareholders holding in the aggregate a majority of all Shares held by the Carlyle Shareholders are in attendance (provided that each such Member holds Shares in the Company); and

(b)

the minimum quorum for any meeting shall be two Members entitled to vote representing in excess of 50% of the total issued Ordinary Shares at the commencement of the meeting; provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum at any general meeting held during such time.

Use of technology

15.2

A person may participate in a general meeting through the medium of a conference telephone, video or any other form of communications equipment (Electronic Facility) provided all persons participating in the meeting are able to speak to each other throughout the meeting, if the Company decides prior to the meeting to permit attendance in such manner. A person participating in this way is deemed to be present at the meeting. The Company is under no obligation to offer or provide an Electronic Facility for the purposes of attending a general meeting.

Chairman

15.3

The chairman of a general meeting shall be the chairman of the board or such other Director as the Directors have nominated to chair board meetings in the absence of the chairman of the board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

15.4

If no Director is present within 15 minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director or auditor’s representative to attend and speak

15.5

Even if a Director or a representative of the auditor (if any) is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Adjournment

15.6

When a meeting is adjourned to another time and place, unless these Articles otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

15.7

A determination of the Members of record entitled to notice of or to vote at a general meeting shall apply to any adjournment of such meeting unless the Directors fix a new record date for the adjourned meeting, but the Directors shall fix a new record date if the meeting is adjourned for more than 30 days from the date set for the original meeting.

Method of voting

15.8

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands, a poll is duly demanded. A poll may be demanded:

(a)	by the chairman;

(b)	by at least three Members having the right to vote on the resolution;

(c)	by any Member or Members present who, individually or collectively, hold at least 10% of the voting rights of all those who have a right to vote on the resolution; or

(d)

by a Member or Members holding Shares conferring a right to vote on the resolution being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right, and a demand by a person as proxy for a Member shall be the same as a demand by the Member.

Outcome of vote by show of hands

15.9

Unless a poll is duly demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the outcome of a show of hands without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for a poll

15.10

The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. The chairman shall announce any such withdrawal to the meeting and, unless another person forthwith demands a poll, any earlier show of hands on that resolution shall be treated as the vote on that resolution; if there has been no earlier show of hands, then the resolution shall be put to the vote of the meeting.

Taking of a poll

15.11	A poll demanded on the question of adjournment shall be taken immediately.

15.12

A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than 30 Clear Days after the poll was demanded.

15.13	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

15.14

A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than one place, the chairman may appoint scrutineers in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

15.15	If the votes on a resolution, whether on a show of hands or on a poll, are equal, the chairman shall not have a casting vote.

Amendments to resolutions

15.16	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)

not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

15.17	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

15.18	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Written resolutions

15.19	For so long as the Company is a Controlled Company, Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote must receive (including by way of electronic communication):

(i)	a copy of the resolution; and

(ii)	a statement informing the Members:

(A)	how to signify agreement to the resolution; and

(B)	as to the date by which the resolution must be passed if it is not to lapse (or if no date is given the resolution shall lapse 28 days after the circulation date);

(b)	the specified majority of Members entitled to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)

the signed document or documents is or are delivered to the Company at the place and by the time nominated by the Company in the notice of the resolution including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of all Members entitled to vote duly convened and held.

15.20

Each Member shall have one vote for each Share he holds which confers the right to receive and vote on a written resolution and unless the resolution in writing signed by the Member is silent, in which case all Shares held are deemed to have been voted, the number of Shares specified in the resolution in writing shall be deemed to have been voted.

15.21	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

16	Voting rights of members

Right to vote

16.1

Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting and all Members holding Shares of a particular class are entitled to vote at a meeting of the holders of that class of Shares.

16.2	Members may vote in person or by proxy.

16.3

For the avoidance of doubt, an individual who represents two or more such Members by proxy or otherwise, including a Member in that individual’s own right, shall be entitled to a separate vote for each Member.

16.4	All votes shall be taken on a poll and each Member who is entitled to vote shall have one vote for each Share he holds, unless any Share carries special voting rights.

16.5	A fraction of a Share carrying the right to vote shall entitle its holder to an equivalent fraction of one vote.

16.6	No Member is bound to vote all his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

16.7	No Member shall be entitled to vote at any general meeting unless all sums presently payable by such Member in respect of Shares in the Company have been paid.

Rights of joint holders

16.8

If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of members shall be accepted to the exclusion of the votes of the other joint holders.

Representation of corporate Members

16.9	Save where otherwise provided, a corporate Member must act by one or more duly authorised representatives.

16.10	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

16.11	The authorisation may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

16.12	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

16.13	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

16.14

A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

Member with mental disorder

16.15

A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Island or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by that Member’s receiver, curator bonis or other person authorised or appointed by that court.

16.16

For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

16.17

An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

16.18	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors. A Member may appoint more than one proxy to attend on the same occasion.

16.19	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member;

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by a duly authorised signatory (including an authorised officer, secretary or attorney).

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

16.20	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

16.21

A Member may revoke the appointment of a proxy by notice to the Company duly signed in accordance with Article 16.19 prior to the time specified by the Company for the revocation of proxies for the meeting or adjourned meeting; but such revocation will not affect the validity of any acts carried out by the proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

16.22

Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed, or a copy of the authority certified notarially or in any other way approved by the Directors, must be delivered so that it is received by the Company prior to the time specified by the Company for voting by proxy at the meeting provided always such time is never more than 48 hours before the meeting in accordance with the applicable law. They must be delivered in either of the following ways:

(a)	in the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Island specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting; or

(b)

if, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting;

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

16.23	Where a poll is taken:

(a)

if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under Article 16.22;

(b)

if it is taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under Article 16.22.

16.24	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

16.25

A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

17	Clearing Houses

If a clearing house or depository (or its nominee) is a Member, it may, by resolution of its directors, other governing body or authorised individual(s) or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members; provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. A person so authorised pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of Shares specified in such authorisation.

17.1	The provisions of Articles 16.9 to 16.14 shall apply to any appointment of any representative pursuant to this Article 17.1.

18	Directors

18.1

The minimum number of Directors shall be two and the maximum number of Directors shall be eleven, unless increased or decreased from time to time by the Directors or the Company in general meeting. So long as Shares are listed on the Designated Stock Exchange, the board of Directors shall include such number of “independent directors” as the relevant rules applicable to the listing of any Shares on the Designated Stock Exchange require (subject to any applicable exceptions for Controlled Companies).

18.2

The Directors shall be divided into 3 classes designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with the Shareholders Agreement. At the first annual general meeting of Members, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of 3 years. At the second annual general meeting of Members, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of 3 years. At the third annual general meeting of Members, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of 3 years. At each succeeding annual general meeting of Members, Directors shall be elected for a full term of 3 years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the Directors shall shorten the term of any incumbent Director.

19	Appointment, disqualification and removal of Directors

First Directors

19.1	The first Directors shall be appointed in writing by the subscriber or subscribers to the Memorandum.

No age limit

19.2

Directors must be aged at least 18 years and may not be nominated to serve as a Director if he or she is aged 75 or older, unless the board of Directors determine otherwise in the best interest of the Company.

No corporate Directors

19.3	A Director must be a natural person.

No shareholding qualification

19.4

A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of Shares of the Company.

Appointment of Directors

19.5

The Directors shall, subject to the terms of the Shareholders Agreement, applicable law and the listing rules of the Designated Stock Exchange, appoint all individuals nominated by the Carlyle Shareholders to be Carlyle Shareholder Designees. The Directors shall, by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, even if less than a quorum, shall have the power from time to time and at any time to appoint any person as a Director to fill a casual vacancy on the board of Directors or as an addition to the existing board of Directors, subject to these Articles (including Article 14.21), the terms of the Shareholders Agreement, applicable law and the listing rules of the Designated

Stock Exchange; provided that, subject to the terms of the Shareholders Agreement, any vacancy not filled by the Directors may be filled by the Members by Ordinary Resolution at the next annual general meeting or extraordinary general meeting called for that purpose; provided, further, that, subject to the terms of the Shareholders Agreement, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of these Articles, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected or by the Members holding such class or classes of Shares or series thereof in accordance with these Articles. Any Director so appointed shall hold office until the expiration of the term of such class of Directors or until his earlier death, resignation or removal.

19.6	No appointment can cause the number of Directors to exceed the maximum and any such appointment shall be invalid.

Removal of Directors

19.7

A Director may be removed from office by the Members by Special Resolution only for cause (“cause” for removal of a Director shall be deemed to exist only if (a) the Director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such Director has been found by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the board of Directors called for that purpose, or by a court of competent jurisdiction, to have been guilty of wilful misconduct in the performance of such Director’s duties to the Company in a matter of substantial importance to the Company; or (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects such Director’s ability to perform his or her obligations as a Director) at any time before the expiration of his term notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement); provided that any Director who was nominated for election by the Carlyle Shareholders may be removed with or without cause only by the Carlyle Shareholders that have the right to remove such Director pursuant to the Shareholders Agreement. In addition, a Director may be removed from office by the board of Directors by resolution made by the Directors for cause.

Filling of vacancies

19.8

A vacancy on the board of Directors may be filled by the affirmative vote of a simple majority of the remaining Directors present and voting at a meeting of the Directors, subject to these Articles, applicable law and the listing rules of the Designated Stock Exchange; provided that if any vacancy was created by the removal of a Carlyle Shareholder Designee, then such Director shall only be replaced by the Carlyle Shareholders that have the right to replace such Director pursuant to the Shareholders Agreement, and the Directors shall, subject to the terms of the Shareholders Agreement, applicable law and the listing rules of the Designated Stock Exchange, cause the vacancy caused by such removal to be filled, as soon as possible, by a new designee of the Carlyle Shareholders pursuant to the rights set forth in Article 14.21. A Director appointed to fill a vacancy in accordance with this Article shall be of the same Class of Director as the Director he or she replaced and the term of such appointment shall terminate in accordance with that Class of Director.

Resignation of Directors

19.9

A Director may at any time resign the office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

19.10	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date on which the notice is delivered to the Company.

Corporate governance policies

19.11

The Directors may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Directors on various corporate governance related matters, as the Directors shall determine by resolution from time to time.

20	Disqualification and termination of Directors

20.1	Subject to these Articles, the office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes, in the opinion of a registered medical practitioner by whom he is being treated, physically or mentally incapable of acting as a Director;

(c)	resigns his office by notice to the Company in accordance with Articles 19.9 and 19.10;

(d)	is prohibited by applicable law or the Designated Stock Exchange from being a Director;

(e)	without special leave of absence from the Directors, is absent from meetings of the Directors for six consecutive months and the Directors resolve that his office be vacated; or

(f)	is removed from office pursuant to these Articles or any other agreement between the Director and the Company or any of its subsidiaries.

20.2	If the office of Director is terminated or vacated for any reason, he shall thereupon cease to be a member of any committee of the board of Directors of the Company.

21	Alternate Directors

Appointment and removal

21.1

Any Director (other than an alternate Director) may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the other Directors.

21.2	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the other Directors.

21.3	A notice of appointment or removal of an alternate Director must be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions; or

(b)

if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 37.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine; or

(c)

if the Company has an email address for the time being, by email to that email address or, otherwise, by email to the email address provided by the Company’s registered office (in either case, the email being deemed to be the notice unless Article 37.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate); or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

21.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

21.5	An alternate Director, where so appointed and acting, shall (subject to these Articles) be entitled to:

(a)	attend and vote at any board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present;

(b)	sign any written resolution of the Directors or a committee of the Directors circulated for written consent; and

(c)	generally perform all the functions of the appointing Director in his absence.

An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

21.6

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

Appointment ceases when the appointor ceases to be a Director

21.7

An alternate Director shall automatically cease to be an alternate Director if the Director who appointed him ceases to be a Director, or on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate’s appointer, would result in the termination of the appointer’s appointment as a Director.

22	Powers of Directors

Powers of Directors

22.1

Subject to the provisions of the Law, the Memorandum, these Articles and any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

22.2

No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles or any direction given by Special Resolution. However, to the extent allowed by the Law, Members may in accordance with the Law validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Appointments to office

22.3	The Directors may appoint a Director:

(a)	as chairman of the board of Directors;

(b)	as managing Director;

(c)	to any other executive office,

for such period and on such terms, including as to remuneration, as they think fit.

22.4	The appointee must consent in writing to holding that office.

22.5

Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director.

22.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

22.7

If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

22.8	Subject to the provisions of the Law and Article 22.9, the Directors may also appoint any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required,

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

22.9	The Secretary or Officer must consent in writing to holding that office.

22.10	A Director, Secretary or other Officer of the Company may not hold office, or perform the services, of auditor.

Directors’ fees and expenses

22.11

The Directors may receive such remuneration as the Directors may from time to time determine. The Directors may be entitled to be repaid all traveling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Directors or committees of the Directors or general meetings or separate meetings of any class of securities of the Company or otherwise in connection with the discharge of his duties as a Director.

22.12

Any Director who performs services which in the opinion of the Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for, by or pursuant to any other Article.

23	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

23.1

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit, subject to Article 23.3; provided that any committee so formed shall include amongst its members at least two Directors unless otherwise required by applicable law or the rules of the Designated Stock Exchange; provided further that no committee shall have the power or authority to (a) recommend to the Members an amendment of these Articles (except that a committee may, to the extent authorised in the resolution or resolutions providing for the issuance of Shares adopted by the Directors as provided under the laws of Jersey, fix the designations and any of the preferences or rights of such Shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Shares for, Shares of any other class or classes or any other series of the same or any other class or classes of Shares of the Company); (b) adopt an agreement of merger or consolidation; (c) recommend to the Members the sale, lease or exchange of all or substantially all of the Company’s property and assets; (d) recommend to the Members a dissolution of the Company or a revocation of a dissolution; (e) recommend to the Members an amendment of the Memorandum; or (f) declare a dividend or authorise the issuance of Shares unless the resolution establishing such committee (or the charter of such committee approved by the Directors). Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

23.2	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

23.3

To the extent requested by the Carlyle Shareholders, each committee of the board of Directors shall include at least one Carlyle Shareholder Designee to the extent required pursuant to the Shareholders Agreement to be appointed as a member of each such committee of the board of Directors, unless such designation would violate any legal restrictions on such committee’s composition or the rules of the Designated Stock Exchange (subject in each case to any applicable exceptions, including those for Controlled Companies and any applicable phase-in periods).

Power to appoint an agent of the Company

23.4

The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

23.5	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions,

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable by, the Directors under these Articles. The Directors may make such an appointment by power of attorney or any other manner they deem fit.

23.6

Any power of attorney or other appointment may contain such provision for the protection and convenience of persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

24	Meetings of Directors

Regulation of Directors’ meetings

24.1

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. Control and effective management of the Company shall be exercised by the Directors and the affairs of the Company and the Directors shall be conducted to ensure that the Company is trusted by all relevant authorities as being resident for tax purposes in the United Kingdom and not so resident elsewhere. Without prejudice to the generality of the foregoing, no meetings of Directors or adjournment thereof shall be held in Germany and any decision or resolution passed by the Directors at a meeting at which the majority of the attending directors are not physically present in the United Kingdom shall be invalid and have no effect.

Calling meetings

24.2

(a) The chairman of the board of Directors or the Secretary on request of the chairman of the board of Directors or (b) for so long as there are at least two Carlyle Shareholder Designees, a majority of the Carlyle Shareholder Designees, may at any time summon a meeting of the Directors by twenty-four hour notice to each Director in person, by telephone, facsimile, electronic email, or in such other manner as the Directors may from time to time determine, which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. Notice of a meeting need not be given to any Director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Directors.

Use of technology

24.3

A Director or Directors may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

Quorum

24.4

The quorum for the transaction of business at a meeting of Directors (including any adjourned meeting) shall be a majority of the authorised number of Directors, but shall not be less than two. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Directors, subject to the provisions of these Articles and other applicable law.

24.5

If a quorum is not present within 15 minutes from the time specified for a meeting of Directors, or if, during a meeting, a quorum ceases to be present, then the meeting shall be adjourned to the same day in the next week at the same time and place or such other day, time and place as the chairman may determine.

Voting

24.6	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman shall not have a casting vote.

24.7

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting.

Validity

24.8

Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

Recording of dissent

24.9

A Director of the Company who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the Minutes of the meeting or unless he shall file his written dissent or abstention from such action with the person acting as the chairman or Secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered post to such person immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favour of such action.

Written resolutions

24.10	The Directors may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Directors are given notice of the resolution;

(b)	the resolution is set out in a document or documents indicating that it is a written resolution;

(c)	a majority of the Directors:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more Directors; and

(d)

the signed document or documents is or are delivered to the Company, including, if the Company so nominates by delivery of an Electronic Record, by Electronic means to the address specified for that purpose.

24.11

Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

25	Permissible Directors’ interests and disclosure

25.1

Subject to these Articles and the Law, a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

25.2

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement. Any Director who enters into a contract or arrangement or has a relationship that is reasonably likely to be implicated under this Article 25.2 or that would reasonably be likely to affect a Director’s status as an “Independent Director” under applicable law or the rules of the Designated Stock Exchange shall disclose the nature of his or her interest in any such contract or arrangement in which he is interested or any such relationship. Without limiting the generality of the foregoing:

(a)

the Carlyle Shareholder Designees may hold any position of any kind whatsoever with the Carlyle Shareholders and/or any of their respective Affiliates and may maintain any interest of any kind whatsoever, whether directly or indirectly, in the Carlyle Shareholders and/or any of their respective Affiliates and/or any Owner Opportunity (as defined below) (such positions and/or interests, as the case may be, hereinafter, together, Owner Interests);

(b)

no Owner Interests shall disqualify any Carlyle Shareholder Designee from the office of Director, nor shall any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interests may subsist, whether directly or indirectly, be or be liable to be avoided, nor shall any Carlyle Shareholder Designee be liable to account to the Company for any profit or other gain arising by reason of any Owner Interest and/or any contract, transaction or arrangement entered into by or on behalf of the Company in respect of which any Owner Interest may subsist, whether directly or indirectly;

(c)

each Carlyle Shareholder Designee shall be at liberty to vote in respect of any contract, transaction or arrangement in which any applicable Owner Interest may subsist, whether directly or indirectly; and

(d)

the Owner Interests shall be deemed to have been disclosed by each Carlyle Shareholder Designee upon his or her appointment as a Director of the Company and shall be deemed to be sufficient disclosure of the Owner Interests as required under these Articles. Thereafter, it shall not be necessary for a Carlyle Shareholder Designee to give special or particularized notice of any Owner Interests in respect of any transaction that may involve the Company.

25.3	To the maximum extent permitted by applicable law:

(a)	the Company renounces and waives:

(i)	any interest or expectancy in, or in being offered or presented with an opportunity to participate in; or

(ii)	any right to be informed of:

any business or corporate opportunity that may from time to time be of interest to or known to or be or have been presented to the Carlyle Shareholders and/or any of their respective Affiliates and/or any of their officers, directors, agents, stockholders, members, partners and subsidiaries (including specifically, without limiting the generality of the foregoing, each Carlyle Shareholder Designee) (each such opportunity, hereinafter, an Owner Opportunity) whether or not such Owner Opportunity is or may be pursued by any Carlyle Shareholder and or their respective Affiliates and whether or not such Owner Opportunity may be a business or corporate opportunity the Company might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so;

(b)

no Director of the Company (excluding the executive chairman of the board of Directors and, if applicable, the Chief Executive Officer of the Company, but including specifically, without limiting the generality of the foregoing, each Carlyle Shareholder Designee) (each of such persons, hereinafter, a Relevant Person) shall:

(i)

be required or be under any duty (whether fiduciary or otherwise) to present to or make known to the Company any Owner Opportunity or refrain from, whether directly or indirectly, pursuing, participating in the pursuit of, exploiting or acquiring, any Owner Opportunity; or

(ii)

be liable to the Company for any breach of any fiduciary or other duty, whether as a Director or otherwise, by reason of the fact that such Relevant Person, whether directly or indirectly, acting in good faith, pursues, participates in the pursuit of, exploits or acquires any Owner Opportunity, directs any Owner Opportunity to another person or fails to present any Owner Opportunity, or information regarding any Owner Opportunity, to the Company;

unless such Owner Opportunity is, or has been, expressly offered in writing to the Relevant Person solely in their capacity as Director;

(c)

none of the Carlyle Shareholders nor any of their respective Affiliates has any duty to refrain from engaging or investing directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries.

25.4

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to reasonable expense reimbursement consistent with the Company’s policies in connection with such Director’s service in his official capacity; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

26	Minutes

26.1	The Company shall cause minutes to be made in books kept for the purpose in accordance with the Law.

27	Accounts and audits

Accounting and other records

27.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection

27.2

Except as provided in Article 14.1, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law or authorised by the Directors.

Sending of accounts and reports

27.3

The Company’s accounts and associated Directors’ report and auditor’s report (if any) that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions in Article 36;

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that the documents have been published on the website;

(ii)	the address of the website;

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed; or

(c)	they are filed with the Commission via EDGAR or any successor system.

27.4

If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under Article 27.5.

Time of receipt if documents are published on a website

27.5

Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least 14 Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least 14 Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least 14 Clear Days’ notice of the meeting.

Validity despite accidental error in publication on website

27.6

If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because by accident:

(a)	those documents are published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

When accounts are to be audited

27.7

The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

28	Audit

28.1

The Directors or, if authorised to do so, the audit committee of the Directors, may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

28.2

Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

28.3

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

29	Record dates

Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for declaring or paying a dividend or making or issuing an allotment of Shares. The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

30	Dividends

Declaration of dividends by Members

30.1

Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors. Any such declared dividend, subject to it not exceeding the amount recommended by the Directors, shall be a debt owed by the Company due on the date that such dividend is declared to be payable or, if no date is specified, immediately.

Payment of interim dividends by Directors

30.2

Subject to the provisions of the Law, the Directors may pay interim dividends in accordance with the respective rights of the Members. Any interim dividend shall not be a debt owed by the Company until such time as payment of the dividend is made.

30.3	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)

if the Company has different classes of Shares, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears;

(b)

subject to the provisions of the Law, the Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment; and

(c)

if the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

30.4

Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

30.5	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

30.6

If the Directors so determine, any resolution determining a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets or the issue of Shares. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

30.7	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose, by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

30.8

For the purpose of Article 30.7(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of Article 30.7(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

30.9

If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

30.10	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

30.11	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

30.12

If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

30.13	A dividend that remains unclaimed for a period of ten years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

31	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

31.1	Subject to the Law, the Directors may resolve to capitalise any part of the Company’s reserves not required for paying any preferential dividend.

31.2

The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)

by issuing Fully Paid Shares or debentures of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

31.3	Subject to the Law, if a fraction of a Share or a debenture is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

32	Seal

Company seal

32.1	The Company may have a seal if the Directors so determine.

Official seal

32.2	Subject to the provisions of the Law, the Company may also have:

(a)

an official seal or seals for use in any place or places outside the Island. Each such official seal shall be a facsimile of the original seal of the Company but shall have added on its face the name of the country, territory or place where it is to be used or the words “branch seal”; and

(b)

an official seal for use only in connection with the sealing of securities issued by the Company and such official seal shall be a copy of the common seal of the Company but shall in addition bear the word “securities”.

When and how seal is to be used

32.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

If no seal is adopted or used

32.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate); or

(c)	by any other person authorised by the Directors; or

(d)	in any other manner permitted by the Law.

Power to allow non-manual signatures and facsimile printing of seal

32.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

32.6

If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

33	Officers

33.1

Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director of the Company, to hold the office of the chairman of the board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, one or more Vice Presidents or such other Officers as the Directors may think necessary for the administration of the Company, for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

34	Register of Directors and Officers

The Company shall cause to be kept in one or more books at its office a Register of Directors in which there shall be entered the full names and addresses of the Directors and such other particulars as required by the Law.

35	Indemnity

Indemnity

35.1

To the fullest extent permitted by law, the Company shall indemnify every Director and Officer of the Company or any predecessor to the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer of the Company or any predecessor to the Company, and may indemnify any person (other than current and former Directors and Officers) (any such Director or Officer, an Indemnified Person), out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions in connection with the Company other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect. Each Member agrees to waive any claim or right of action he or she might have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any actual fraud or wilful default which may attach to such Director.

35.2

The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

35.3

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

35.4

Neither any amendment nor repeal of these Articles set forth under this heading of Indemnity (the Indemnification Articles), nor the adoption of any provision of these Articles or Memorandum of Association inconsistent with the Indemnification Articles, shall eliminate or reduce the effect of the Indemnification Articles, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for these Indemnification Articles, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Release

35.5

To the extent permitted by law, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty.

Insurance

35.6

To the extent permitted by law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or other Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in Article 35.6(a) is or was interested.

36	Notices

Form of notices

36.1

Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website, provided that, (i) with respect to notification via electronic means, the Company has obtained the Member’s prior express positive confirmation in writing to receive or otherwise have made available to him notices in such fashion, and (ii) with respect to posting to Company’s Website, notification of such posting is provided to such Member. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

36.2

An affidavit of the mailing or other means of giving any notice of any general meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

36.3

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

Signatures

36.4	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

36.5	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

36.6

A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

36.7

A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Delivery of notices

36.8

Any notice or other document, if served by (a) post, shall be deemed to have been served when the letter containing the same is posted, or (b) facsimile, shall be deemed to have been served upon confirmation of successful transmission, or (c) recognised courier service, shall be deemed to have been served when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier, or (d) electronic means as provided herein shall be deemed to have been served and delivered on the day on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

Giving notice to a deceased or bankrupt Member

36.9

Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Member as sole or Joint Holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

Saving provisions

36.10

A Member present, either in person or by proxy, at any general meeting or at any meeting of the Members holding any class of Shares shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

36.11

Every person who becomes entitled to a Share shall be bound by any notice in respect of that Share which, before his name is entered in the register of members, has been duly given to a person from which he derives his title.

36.12	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

37	Authentication of Electronic Records

Application of Articles

37.1

Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 37.2 or Article 37.4 applies.

Authentication of documents sent by Members by Electronic means

37.2

An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)

the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 37.7 does not apply.

37.3

For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 37.7 applies.

Authentication of document sent by the Secretary or Officers by Electronic means

37.4

An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)

the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers;

(b)

the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 37.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

37.5

For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 37.7 applies.

Manner of signing

37.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

37.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document;

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document,

and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

38	Information

38.1

No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or other confidential or proprietary information related to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the members of the Company to communicate to the public.

38.2

The Directors shall be entitled (but not required, except as provided by law) to release or disclose any information in their possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

39	Winding up

Distribution of assets in specie

39.1	If the Company is wound up, the liquidator or the Directors, as the case may be, may, subject to these Articles and any other sanction required by the Law, do either or both of the following:

(a)

divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the Members or different classes of Members;

(b)	vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

39.2	No Member shall be compelled to accept any assets if an obligation attaches to them.